FINANCING AND CONDITIONAL REGISTRATION AGREEMENT

This Financing and Conditional Registration Agreement (the “Agreement”), effective July 26,

2013 (the "Closing Date"), is between ISA Internationale, Inc., (“ISAT”), a Delaware corporation located at 2564 No Rice St., St. Paul, MN 55113, and Cancer Screening Centers, PC

(“Company”), a corporation under the laws of the State of Connecticut, having an office at 85

Castle Hill Road, Pawcatuck CT, 06379 (ISAT and Company, collectively, the “Parties”).

RECITALS:

Company is dedicated to establishing cancer screening centers to offer complete genomic sequencing, medical testing as well as coronary artery MRI in the New York and New Jersey area, and

ISAT is a Business Development Company (“BDC”) as defined by the Securities & Exchange

Commission (“SEC”), Investment Company Act of 1940.  ISAT is focused on recruiting,

mentoring, coaching and enhancing the investment opportunity for companies in the process of becoming public entities.  ISAT provides its experience, world class advisors, additional intellectual properties, management expertise, etc. to enhance the value and profile of the companies it represents; and

To further its business plans and raise needed capital, Company is seeking to raise funds through debt, equity or a combination of the above (“Financing Transaction”) in the amount of approximately $7,000,000.00 with further Financing Transactions to follow, and

It is the intention of the parties hereto that ISAT shall assist Company with completing such

Financing Transaction,

It is the intention of the parties that after such initial Financing Transaction is completed, parties will contemplate the following transaction, to be entered into only if both parties agree to do so in writing: the registration of Company’s shares for public trading through an S-1 registration filing with the SEC (“Registration”) through a transaction including a purchase of Company’s shares by ISAT and consequent distribution of such shares to ISAT’s shareholders, and

The boards of directors of ISAT and Company deem it to be in the best interest of ISAT and

Company to proceed with these actions.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

1.   DEFINITION OF FINANCING TRANSACTION

Company is looking to secure an initial Financing Transaction of approximately $5,000,000.00 with further Financing Transactions to follow. For purposes of this engagement, “Financing

Transaction” means any transaction or series of transactions, which may or may not involve a securities transaction, not in the ordinary course of business, resulting directly or indirectly in the injection of new capital into the Company, including its affiliated investments or companies through a merger or consolidation, with the assistance, directly or indirectly, by ISAT. A

Financing Transaction shall also include a currently unanticipated course of action, such as,

without limitation, divestiture, licensing agreement, strategic alliance, joint venture or partnership, credit enhancement, non-recourse grant or any other form of capital injection.

2.   TERM

Either Party may terminate the engagement at any time, with or without cause, upon fifteen (15)

days written notice to the other Party. If the Company terminates the engagement for any reason,

the Company shall remain liable for the Financing Transaction Completion Compensation only pursuant to Section 4(B).

3.   SERVICES

ISAT intends and agrees to provide the following services on a best efforts basis to facilitate a

Financing Transaction:

A.      Approach those potential investors, as pre-approved by the Company, to gauge their interest in entering into a Financing Transaction with the Company.

B.      In cooperation with the Company, coordinate:

i.    meetings for the Company to present their operations and investment materials to prospective investors; and

ii.   review of final due diligence.

C.      Provide the Company with comments on the investment agreements and any other relevant agreements.

D.      ISAT may also provide additional Financing Transaction consulting services as may be required and coordinated with the Company in order to facilitate a successful Financing

Transaction(s).

E.      Company to Control Transactions. The prices, terms and conditions under which the

Company shall offer or sell any of its securities shall be determined by  the Company in its sole discretion. The Company shall have the authority to control all discussions and negotiations regarding any proposed or actual offering or sale of any of its securities.

Nothing in this Agreement shall obligate the Company to actually offer or sell any securities or consummate any transaction. The Company may terminate any negotiations or discussions at any time and reserves the right not to proceed with any offering or sale of securities. Other than the Fee Compensation, as defined in Section

4(A) below, compensation pursuant to this Agreement shall only be paid upon consummation of a Financing Transaction(s), and

F.      Potential Registration. After completion of initial transaction, Parties shall consider entering into a separate agreement for the purposes of Registration, which shall include a purchase of Company’s shares by ISAT and consequent distribution of such shares to

ISAT’s shareholders.

4.   Compensation

In consideration of ISAT’s services described above, the Company agrees to pay ISAT as follows:

A.      Fee Compensation.  The company shall remit the following: (i) on the date hereof, a

$15,000.00 non - refundable amount payable in cash to ISAT; (ii) a non - refundable amount of $15,000.00 payable in cash to ISAT within 30 calendar days after the date hereof; (iii) a non - refundable amount of $15,000.00 payable in cash to ISAT within 60 calendar days after the date hereof, and (iv) a non - refundable amount of $15,000.00 payable in cash to ISAT within 90 calendar days after the date hereof.

B.      Financing Transaction Completion Compensation. If during the term of the engagement or during the two (2) years following the termination of the engagement the Company consummates a Financing Transaction with the assistance of ISAT the Company will compensate ISAT (the “Financing Transaction Completion Compensation”) in the

amount of 7.0% of the Consideration received, with such Financing Transaction

Completion Compensation being convertible into equity shares of the Company at

ISAT’s option. The amount of the Fee Compensation paid under Section 4(A) shall be subtracted from the total amount of the Financing Transaction Completion Compensation payable pursuant to this Section 4(B).

C.      Consideration. Consideration shall include, but not be limited to, the total of any cash received by the Company from investors plus: (i) the face value of any convertible debt or similar securities issued or assumed in connection with the Financing Transaction; (ii)

the higher of the book or market value, on the date received, of any shares of capital stock of another corporation; and (iii) the fair market value of any other property or assets received by Company.

D.      Payment of Compensation. Unless converted to equity by ISAT at its sole option,

ISAT’s compensation set forth in Section 4(B) above are due and payable in cash in U.S.

dollars on the date of actual receipt of consideration at closing, or, in the event of multiple closings or subsequent interim tenders of consideration, upon actual receipt of each installment of consideration.

5.   EXPENSES

The  Company  will  reimburse  ISAT  for  all  pre-approved  expenses  incurred  in  connection  with

ISAT’s  services  under  the  engagement  upon  ISAT’s  submission  of  an  invoice  to  the  Company.

Reimbursable   expenses   shall   include,   without   limitation,   items   such   as   travel,   and   other

necessary  services  performed  by  ISAT  or  its  employees,  agents,  contractors,  consultants,  on behalf of the Company, with prior written authorization by the Company.

6.   DUE DILIGENCE

The Company agrees that it has the exclusive responsibility to verify, through its own due diligence, any information on which the Company bases its decision to pursue or reject any

Financing Transaction proposal. The Company will rely on its own legal and financial resources in negotiating the terms and conditions of any Financing Transaction. The Company agrees that neither ISAT nor any of its employees, shareholders, directors, agents, representatives, or controlling persons shall have any liability to the Company, its shareholders, officers, directors,

employees, or representatives, resulting from any of the terms or conditions of any Financing

Transaction.

7.   INFORMATION

A.   The Company will furnish ISAT with such information as ISAT believes appropriate to this engagement and will provide ISAT with access to its officers, employees, directors,

accountants, legal counsel and other advisors. In recognition by ISAT of the absolute sensitivity of the engagement represented by this Agreement, ISAT agrees that no such access will be granted except with the Company’s permission. ISAT acknowledges that in some cases such access may be denied, and the Company agrees that the information sought by ISAT will be supplied through some means acceptable to both ISAT and the

Company. Any financial information or forward-looking information which Company provides to ISAT will be provided by the Company in good faith, based on management’s best estimates then available, based on facts and assumptions which the

Company believes to be reasonable, in conformity with United States generally accepted accounting principles in all material respects and subject to SEC and other regulatory rules and constraints. ISAT agrees to treat all information received from the Company as

Confidential Information as more fully set forth in Section 9 below.

B.   The Company acknowledges that ISAT will be using and relying upon such information without any independent investigation or verification thereof or independent appraisal by

ISAT of the Company or its business or assets or any potential investor or its business or assets and that ISAT makes no representation or warranty to the Company of the accuracy or completeness of such information.

8.   ABILITY TO CONTRACT

A.   The Company represents and warrants to ISAT that the engagement does not violate or constitute a breach or default under any contract, agreement, arrangement or understanding, whether written or oral, to which the Company or any of its subsidiaries is a party or by which its or their assets are bound. Furthermore, that there are not brokers,

representatives, finders or other persons with an interest in the compensation due and payable by Company to ISAT in connection with any transaction contemplated herein.

9.   CONFIDENTIALITY

A.   Definition. As used herein, “Confidential Information” means all information about the

Company or a potential investor, other than information which: (a) is authorized in writing by the Company; (b) was publicly known at the time of disclosure; (c)

subsequently becomes publicly known other than as a result of a disclosure by ISAT or its agents or advisors; or (d) has become, or hereafter becomes, available to ISAT on a non-confidential basis from a source other than the Company, a potential investor or their respective advisors, provided that such source is not known by ISAT to be bound by a confidentiality agreement or other obligation of secrecy for the Company’s or the investor’s benefit.

B.   Restrictions on ISAT. ISAT agrees to hold in confidence and not to disclose the

Confidential Information to any third party except: (a) as may be required by law or by order of a court of competent jurisdiction; provided that in such event, ISAT shall provide the Company with such advance notice of any disclosure deemed required by

ISAT as is reasonably necessary in order to permit the Company to seek a court order or other appropriate remedy to prevent or limit the scope of such disclosure; (b) that ISAT may disclose Confidential Information to those of its officers, directors and employees and representatives of its agents and advisors who have a need to know such information in connection with ISAT’s engagement and who have agreed not to disclose such information otherwise than as permitted by this letter; and (c) to any potential investor who has signed a confidentiality agreement.

C.   Restrictions on the Company. Any written or oral advice provided by ISAT in connection with a Financing Transaction will be exclusively for the benefit and use of the Company,

its Board of Directors, officers, accountants, legal advisors, and expert consultants and,

except as required by law or by order of a court of competent jurisdiction, may not be disclosed to any third party or circulated or referred to publicly (other than in a proxy statement or in the course of litigation to which such advice is relevant) without ISAT’s prior written consent, which shall not be unreasonably withheld. If any disclosure of

ISAT’s advice is to be made in the course of litigation, the Company shall provide ISAT with such advance notice of any proposed disclosure as is reasonably necessary in order to permit ISAT to seek a court order or other appropriate remedy to prevent or limit the scope of such disclosure.

10. ARBITRATION AND CHOICE OF LAW

All disputes, controversies, claims of differences which arise between the parties out of or in connection to the engagement, including the scope and applicability of this arbitration clause,

shall be finally settled under the rules of the American Arbitration Association by an arbitrator appointed in accordance with said rules. The place of the arbitration shall be New York City. The interpretation, construction and legal effect of this Agreement shall be determined by reference to in the following order: (i) the language of the Agreement; (ii) the intention of the parties to the

Agreement; and (iii) by reference to the laws of the State of New York.

11. INDEMNIFICATION

The Company agrees that neither ISAT, nor any of its employees, directors, agents,

representatives, or controlling persons shall have any liability to the Company, its shareholders,

officers, directors, employees, agents, representatives, controlling persons, or third parties,

resulting from any of the terms or provisions of this Agreement. The Company further agrees to defend, indemnify and hold harmless ISAT, its employees, directors, agents, representatives, or controlling persons from any losses, claims, liability, damages, costs and expenses (including reasonable attorneys’ fees and expenses as well as settlement costs) arising out of or related to the terms and provisions of this Agreement. Company agrees to place same indemnification as specified in this Section 11 in any subscription agreement or similar document that the company may enter into as part of any Financing Transaction.

12. SURVIVING TERMS

Sections 2, 4, 5, 9, 10, 11, 12, 15, 16, 17 shall survive the termination of this Agreement. Any mutual Non-Disclosure Agreement between the Company and ISAT shall survive the termination of this Agreement.

13. INTEGRATION AND MODIFICATION

This writing contains the entire agreement of ISAT and the Company and there are no promises,

understandings or agreements, either oral or written, of any kind that relate to the engagement other than those stated above. This Agreement may not be changed except in writing and signed by the Parties to be bound hereby.

14. ASSIGNMENT

The benefits of this Agreement shall inure to the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned without the prior written consent of the non-assigning party (or parties). In the case of ISAT, such consent shall not be unreasonably withheld. In the case of the Company, and in recognition that the services of ISAT are specialized and dependent upon performance by particular individuals with specialized expertise,

the Company may withhold such consent for any reason if it determines that such assignment will result in the loss to it of the services of such individuals.

15.    NOTICES

All notices required or permitted hereunder shall be in writing and deemed sufficiently given for all purposes hereof if (a) delivered in person, by courier or by registered or certified United

States Mail to the Chief Executive Officer or President of ISAT at address specified above and to the Chief Executive Officer or President the Company at the address specified above, with receipt obtained, or (ii) sent by telecopy, telefax or other facsimile or electronic transmission,

with “answer back” or other “advice of receipt” obtained, in each case to the appropriate address or number as set forth below. Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that, notice received by telex, telecopy, telefax or other facsimile or electronic transmission after 5:00 p.m. at the location of the addressee of such notice shall be deemed received on the first business day following the date of such electronic receipt. Notice shall be sent to the address or facsimile number set forth on the first page of this Agreement, or at such other address or to such other telecopy, telefax or other facsimile or electronic transmission number as the Parties may provide in writing.

16.    AUTHORITY

ISAT and Company hereby represent that the undersigned have all requisite power and authority to execute and deliver this Agreement, to bind the Parties to the terms of this Agreement and to cause the respective Party to perform its obligations hereunder (and under all documents required to be executed and delivered and actions to be performed by each of ISAT and Company pursuant hereto).

17.

COMPLIANCE WITH LAWS.

Both parties represent that they shall comply with applicable federal and state laws. ISAT and

Company represent that it is not a party to any other agreement, which would conflict with or interfere with the terms and conditions of this Agreement.

18. IDENTITY DISCLOSURE.

To help the U.S Government prevent the funding of terrorism and money laundering activities,

Federal law requires all financial institutions to obtain, verify, and record information that identifies client corporations and senior management and or owners of corporate clients. In accordance with these requirements, ISAT will request certain information which may include name, address, date of birth (for individuals), corporate tax ID and other information that will allow us to identify Company and senior management and or owners of Company. ISAT may also request to see certain documents such as Certificate of Incorporation, driver’s license or other identifying documents. ISAT is committed to maintaining the privacy of our current and former clients.

19.

COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and which may be transmitted electronically without a paper copy being necessary.

20.

MISCELLANEOUS

ISAT will provide services to the Company as an independent contractor. The parties hereto do not intend to create any fiduciary relationship between them. There may be other services which are required to be provided to the Company in connection with the transaction contemplated by this Agreement and which will be provided by others (e.g., independent auditors or appraisers).

Please indicate your consent to the terms and conditions set forth above by signing below and returning this Agreement to us. A facsimile of this Agreement bearing the signatures of the Parties thereto and transmitted by facsimile shall be as binding on the parties as an original executed agreement.

We are pleased to be working with you.

CANCER SCREENING CENTERS, PC

By: ______________________

NAME: Dr. Clarisse Clemons, MD.

TITLE: Founder and CEO

DATE:

Accepted and Agreed By:

ISA INTERNATIONALE, INC.

By: ______________________

Name: Boris Upshteyn

Title: Vice President of Business and Legal Affairs

DATE: July 28, 2013

By: ______________________

Name: Bernard Brodkorb

Title: President

DATE:

9